EXHIBIT 16.1

Securities and Exchange Commission

450 5th Street NW

Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4 of Form 8-K of eUniverse, Inc. dated April 28, 2003 relating to Merdinger, Fruchter, Rosen & Company, P.C.

/s/ MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.

     Certified Public Accountants

New York, New York

April 30, 2003